SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
COGNEX CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 17, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:

Notice and Proxy Statement and Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 3, 2008 to facilitate timely delivery.
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COGNEX CORPORATION
Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

PAGE A (OF DUPLEX A/B)

Meeting Location

The Annual Meeting for holders as of 2/22/08 is to be held on 4/17/08 at 10:00 A.M. at:	Goodwin Procter LLP
53 State Street
Boston, MA 02109

Meeting Directions
Please note: Exchange Place does not have a parking garage. Parking is available next door at 75 State Street (parking garage entrance on Broad Street).

From Points North:
•	Take I-93 South to exit 24A, Government Center

•	At the end of exit, bear left onto Atlantic Avenue

•	Take first right onto State Street

•	Take left onto Broad Street and make right into the 75 State Street garage

•	Take elevator up to 75 State Street lobby, and exit onto Kilby Street (by Rebecca’s Café)

•	An entrance for 53 State Street (Exchange Place) is immediately across the street
From Points South:
•	Take I-93 North to exit 23, Government Center

•	At the end of the ramp, take left onto North Street

•	Follow “Continuation From Points South, West and Logan Airport” at right
From Points West:
•	Take Mass Pike (I-90) to I-93 North

•	Take exit 23, Government Center

•	At the end of the ramp, take left onto North Street

•	Follow “Continuation From Points South, West and Logan Airport” at right
From Logan Airport:
•	Follow signs for the Ted Williams Tunnel/Mass Pike/I-90 West

•	Take the Ted Williams Tunnel to the Mass Pike (I-90) West

•	Use Exit 24-25 after leaving the Ted Williams Tunnel

•	The exit ramp runs parallel to I-90 for approximately 1/2 mile until it enters the northbound Central Artery tunnel

•	Proceed north about 1/2 mile to exit 23, Government Center

•	Take left onto North Street

•	Follow “Continuation From Points South, West and Logan Airport” below
Continuation From Points South, West and Logan Airport:
•	Take left onto Congress Street

•	Take left onto Milk Street

•	Take left onto Broad Street

•	Take left into 75 State Street garage (just before State Street)

•	Take elevator up to 75 State Street lobby, and exit onto Kilby St (by Rebecca’s Café)

•	An entrance for 53 State Street (Exchange Place) is immediately across the street

PAGE B (OF DUPLEX A/B)

Voting items

1.	Election of three directors for terms of
three years.
Nominees:
(01) Patrick A. Alias
(02) Jerald G. Fishman
(03) Theodor Krantz

2.	To consider and act upon any other business which may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of Cognex Corporation recommends a vote “For” the proposals listed above.

02     0000000000     999999999999

NAME

THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345